Exhibit 99.8

CTI BioPharma Announces Commencement of Rights Offering

SEATTLE, February 14, 2020 - CTI BioPharma Corp. (Nasdaq: CTIC) today commenced its previously announced rights offering to raise gross proceeds of approximately $60.0 million (the “Rights Offering”). Under the terms of the Rights Offering, the holders, as of 5:00 p.m., New York time, on February 13, 2020, of CTI BioPharma’s common stock (the “Common Stock”) and series O convertible preferred stock (the “Series O Preferred”), are entitled to exercise their subscription rights to purchase their pro rata share (assuming full conversion of the Series O Preferred into shares of Common Stock) of the $60.0 million offering amount, as more fully described in the prospectus supplement (and accompanying prospectus), dated February 14, 2020, relating to the Rights Offering (the “Prospectus”). Each subscription right may be exercised to purchase a share of Common Stock at a subscription price equal to $1.00 per share of Common Stock or, in lieu of Common Stock, an equivalent number of shares of non-voting series X convertible preferred stock (the “Series X Preferred”) at a purchase price equal to $10,000 per share of Series X Preferred. The subscription rights may be exercised at any time during the subscription period of February 14, 2020 through 5:00 p.m., New York time, on March 2, 2020.

The Rights Offering will be fully backstopped by BVF Partners L.P., Stonepine Capital, L.P., OrbiMed Private Investments VI, LP and New Enterprise Associates, Inc. (the “Backstop Investors”) each of which have agreed to purchase its respective as-converted pro rata share of the offering amount, plus an additional amount of Common Stock or Series X Preferred that are not subscribed for by other purchasers in the Rights Offering, for a total of up to $60.0 million.

CTI BioPharma reserves the right to modify, extend, postpone or cancel the Rights Offering at any time prior to the closing of the sale of the securities offered in the Rights Offering. CTI BioPharma has engaged Georgeson LLC to act as information agent with respect to the Rights Offering. For questions regarding the Rights Offering, or to obtain copies of the Prospectus and any related materials, please contact Georgeson LLC by telephone at 888-613-9988.

CTI BioPharma has filed a shelf registration statement (including a prospectus supplement) with the Securities and Exchange Commission (the “SEC”). Before you invest, you should read the Prospectus and the other documents CTI BioPharma has filed with the SEC for more complete information about CTI BioPharma and the Rights Offering. This press release is not intended to and does not constitute an offer to sell or the solicitation of an offer to subscribe for or buy or an invitation to purchase or subscribe for any securities in any jurisdiction, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

About CTI BioPharma Corp.

CTI BioPharma Corp. is a biopharmaceutical company focused on the acquisition, development and commercialization of novel targeted therapies for blood-related cancers that offer a unique benefit to patients and their healthcare providers. In particular, we are focused on evaluating pacritinib for the treatment of adult patients with myelofibrosis. CTI BioPharma is headquartered in Seattle, Washington.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995. These forward-looking statements include statements regarding our expectations regarding plans, amounts and timing for the Rights Offering, the purchase of unsubscribed securities by the Backstop Investors and expectations regarding participation in the Rights Offering.

Risks Related to Forward-Looking Statements

The forward-looking statements contained in this press release are based on current assumptions that involve risks, uncertainties and other factors that may cause the actual results, events or developments to be materially different from those expressed or implied by such forward-looking statements. These risks and uncertainties, many of which are beyond our control, include, but are not limited to risks identified in our filings with the SEC. These forward-looking statements speak only as of the date hereof and we assume no obligation to update these forward-looking statements, and readers are cautioned not to place undue reliance on such forward-looking statements.

“CTI BioPharma” and the CTI BioPharma logo are registered trademarks or trademarks of CTI BioPharma Corp. in various jurisdictions. All other trademarks belong to their respective owner.

CTI BioPharma Investor Contacts:

Maeve Conneighton/Maghan Meyers

+212-600-1902

cti@argotpartners.com

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